Exhibit 10.1
FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of August 7, 2020 (the “Amendment Date”) is entered into among Domo, Inc., a Delaware corporation (“Parent”), Domo, Inc., a Utah corporation (together with Parent, collectively, “Borrower”), each Lender (as defined in Section 14 of the Agreement (as defined below)), Obsidian Agency Services, Inc., a California corporation, in its capacity as collateral agent (the “Collateral Agent”) for the Lenders, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with Collateral Agent, the “Agents” and individually, an “Agent”).
WHEREAS, Borrower, Agents and Lenders entered into that certain Loan and Security Agreement dated as of December 5, 2017 (the “Original Agreement”), as amended pursuant to that certain First Amendment to Loan and Security Agreement and Pledge Agreement dated as of April 17, 2018 (the “First Amendment”), as amended pursuant to that certain Second Amendment to Loan and Security Agreement dated as of August 8, 2018 (the “Second Amendment”), as amended pursuant to that certain Third Amendment to Loan and Security Agreement dated as of January 4, 2019 (the “Third Amendment” and together with the Original Agreement, the First Amendment and the Second Amendment, the “Agreement”);
WHEREAS, the Borrower desires to extend the Term Loan Maturity Date for all Credit Extensions to April 1, 2025;
WHEREAS, as a condition to extending the Term Loan Maturity Date, Agents and Lenders require that, among other things, a minimum cash covenant be added to the Agreement, the Debt Ratio covenant be adjusted, an amendment fee be added to the outstanding principal amount of the Term Loan, which will accrue interest at an annual rate of nine and one-half percent (9.5%), and that new Warrants be issued to Lenders in connection with this Amendment in accordance with the form of Warrant to Purchase Stock attached hereto as Exhibit A (the “New Warrants”); and
WHEREAS, Borrower, Agents and Lenders are willing to amend the Agreement in accordance with the terms of this Amendment and to issue the New Warrants.
NOW, THEREFORE, based on the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agents and Lenders hereby agree:
1. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.
2. The following definitions contained in Section 14.1 of the Agreement are hereby amended and restated in their entirety as follows:
“Prepayment Fee” means a payment equal to the amount of the Term Loan and Amendment Fee being prepaid (for the avoidance of doubt, including any capitalized interest on the Term Loan and Amendment Fee that has been added to principal) multiplied by the Prepayment Percentage.
“Prepayment Percentage” means (i) three percent (3.0%) of the Term Loan amount and Amendment Fee amount prepaid on or after January 4, 2020 but prior to January 4 2021, (ii) two percent (2.0%) of the Term Loan amount and Amendment Fee amount prepaid on or after January 4, 2021 but prior to January 4, 2022; (iii) one percent (1.0%) of the Term Loan
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amount and Amendment Fee amount prepaid on or after January 4, 2022 but prior to the October 1, 2022; and (iv) zero percent (0.0%) of the Term Loan amount and Amendment Fee amount prepaid on or after October 1, 2022.

“Term Loan Maturity Date” means, for all Credit Extensions, April 1, 2025.

“Total Debt” means, for any given fiscal quarter, $100,000,000.

3.  The following definitions are hereby added to Section 14.1 of the Agreement in proper alphabetical order as follows:
“Amendment Fee” means Five Million Dollars ($5,000,000).

“Amendment Fee PIK Interest Rate” means nine and one-half percent (9.5%) per annum.

“Fourth Amendment Effective Date” means August 7, 2020.

“Adjusted Cash Flow” means as of any date of measurement, Borrower’s adjusted cash flow from operations (which, for the avoidance of doubt, excludes the impact of stock based compensation under Borrower’s employee stock purchase plan and capital expenditures), calculated in the same manner as set forth in Borrower’s quarterly earnings press release, dated June 4, 2020, for its fiscal quarter ended April 30, 2020.

“Positive Cash Flow Condition” means Agent has confirmed its receipt of evidence from Borrower, satisfactory to Agent in its reasonable discretion, that in any trailing six-month period, Borrower has achieved Borrower’s Adjusted Cash Flow, measured as of the last day of the applicable month, is  greater than zero.

4. Section 1.5 of the Agreement is amended to add a new subsection (g) immediately following Section 1.5(f) as follows:
(g) Amendment Fee. The Amendment Fee shall bear interest on the outstanding amount thereof from the Fourth Amendment Effective Date until paid in full at the Amendment Fee PIK Interest Rate. Interest charged on the Amendment Fee shall be added to increase the balance of such Amendment Fee on each Interest Payment Date. Borrower shall pay the Amendment Fee, together with interest accrued thereon at the Amendment Fee PIK Interest Rate and added to the principal balance of the Amendment Fee on each Interest Payment Date, at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the Amendment Fee and accrued and unpaid interest shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Fourth Amendment Effective Date notwithstanding its receipt at a different time.
5. Section 5.11(a) of the Agreement is amended and restated in its entirety as follows:
(a) Debt Ratio. Loan Parties’ Debt Ratio shall not exceed the amount listed below for the time period provided below, measured as of the last day of the applicable time period:

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Fiscal Quarter Ending	10/31/2018	1/31/2019 and 4/30/2019	7/31/2019 and 10/31/2019	1/31/2020 and 4/30/2020	7/31/2020 and 10/31/2020	1/31/2021 and 4/30/2021	7/31/2021 and 10/31/2021	1/31/2022 and 4/30/2022	7/31/2022 and 10/31/2022	1/31/2023 through the Term Loan Maturity Date
Debt Ratio	0.900	0.850	0.800	0.750	0.625	0.600	0.575	0.550	0.525	0.500
Evidence of compliance with this Subsection 5.11(a) reasonably acceptable to Collateral Agent shall be provided along with the Compliance Certificate delivered pursuant to Section 5.2(d) for the applicable period.
6. A new Section 5.11(b) is hereby inserted into the Agreement as follows:
(b) Liquidity. At all times while the Positive Cash Flow Condition has not been satisfied, Loan Parties must maintain, on a consolidated basis and measured as of the last day of the applicable month, Unrestricted Cash of at least Ten Million Dollars ($10,000,000), with such Unrestricted Cash located in the United States of America.
7. All references to Special Value Continuation Partners, LP in the Agreement and other Loan Documents, including any signature page which such entity signed, are hereby deemed amended as of August 2, 2018, to be to Special Value Continuation Partners, LLC.
8. Except as specifically amended in Paragraphs 2 through 7, above, the Agreement shall remain unchanged, in full force and effect in accordance with its terms.
9. Parent agrees to execute and deliver a New Warrant in favor of each Lender in connection with the execution and delivery of this Amendment.
10. Borrower hereby represents, warrants and covenants to Agents and Lenders as follows:
(a) Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b) Borrower has no direct or indirect Subsidiaries other than (i) as specified in the Perfection Certificate delivered to Collateral Agent on the Effective Date, (ii) Domo Services Limited, a limited company formed under the laws of New Zealand, and (iii) Domo Canada Marketing, Inc., a corporation formed under the laws of British Columbia.
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(c) The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than has already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation (or similar documentation) or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.
(d) As of the date hereof, after giving effect to this Amendment, there exists no default or Event of Default under the Agreement, and that there are no facts or circumstances that Borrower is aware of that, but for the passage of time would result in any other default or Event of Default under the Agreement.
(e) As of the date hereof, Borrower acknowledges that the Loan Documents are in full force and effect, that the representations and warranties contained in the Loan Documents are true and correct except those representations and warranties made as of a specific date, and that all exhibits and schedules to the Loan Documents are true, accurate and complete.
11. Release of Agents/Lenders.
a. Borrower, for itself and on behalf of its Subsidiaries, respective heirs, legal representatives and successors and assigns, as applicable, hereby releases each Agent, each Lender and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrowers or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).
b. Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or
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prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Loan or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Loan and all statutory claims and causes of action of every nature.
c. In connection with the release contained in this Paragraph 11 of this Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower or any Subsidiary, or any of them, against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.
d. The Release contained in this Amendment shall be effective and irrevocable as of the date hereof without any further documentation.
e. BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO THEM AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT THEY DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST EACH AGENT AND EACH LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.
f. THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.
g. Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waive the benefits of any similar law of the state that may be applicable):
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding anything contained in this Amendment, the general release set forth in this Paragraph 11 shall not extend to and the term Released Claims shall not include any obligations of the Agents and the Lenders to make Credit Extensions after the date of this Amendment to Borrower in accordance with the terms of the Agreement.
12. Except as otherwise specifically set forth herein, the execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of
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Default under the Loan Documents, whether or not known to Agents or Lenders and whether or not existing on the date of this Amendment.
13. The recitals set forth above are true and correct, and are incorporated by reference to this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Sections 11 and 13 of the Agreement are hereby incorporated by reference to this Amendment, mutatis muntandis.
[Signature page follows.]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Date.

LENDERS:

Special Value Continuation Partners, LLC
Tennenbaum Enhanced Yield Operating I, LLC
Tennenbaum Energy Opportunities Co, LLC
TCP Direct Lending Fund VIII-A, LLC
BlackRock DLF IX 2019-G CLO, LLC
TCPC Funding I, LLC
Each as Lenders

On behalf of each of the above entities:

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By: __/s/ Rajneesh Vig ___________________________
Name: __Rajneesh Vig___________________________
Title: ___Managing Director_______________________

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-L (Ireland)

By: SVOF/MM, LLC
Its: Sub-Advisor acting as attorney-in-fact

By: __/s/ Rajneesh Vig___________________________
Name: __Rajneesh Vig___________________________
Title: ___Managing Director_______________________
TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-U (Ireland)

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager acting as attorney-in-fact

By: __/s/ Rajneesh Vig___________________________
Name: __Rajneesh Vig___________________________
Title: ___Managing Director_______________________

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COLLATERAL AGENT:

Obsidian Agency Services, Inc., as Collateral Agent

By: __/s/ Rajneesh Vig___________________________
Name: __Rajneesh Vig___________________________
Title: ___Managing Director_______________________

ADMINISTRATIVE AGENT:

Wilmington Trust, National Association, as Administrative Agent

By: __/s/ Jeffery Rose_________________________
Name: __Jeffery Rose_________________________
Title: ___Vice President_______________________

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Date.

BORROWER:

Domo, Inc., a Delaware corporation By: __/s/ Bruce Felt, Jr.________________ Name: __Bruce Felt, Jr.________________ Title: ___CFO_______________________

Domo, Inc., a Utah corporation By: __/s/ Bruce Felt, Jr.________________ Name: __Bruce Felt, Jr.________________ Title: ___CFO_______________________

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EXHIBIT A
FORM OF NEW WARRANT

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